UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

June 13, 2016

RESPONSE BIOMEDICAL CORP.

(Exact name of registrant as specified in its charter)

Vancouver, British Columbia, Canada	000-50571	98 -1042523
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1781 - 75th Avenue W.

Vancouver, British Columbia, Canada V6P 6P2

(Address of principal executive offices, including zip code)

(604) 456-6010

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

The Company held its Annual Meeting of Stockholders on June 13, 2016 to consider and vote on the matters listed below. The proposals are described in detail in the Proxy Statement filed with the Securities and Exchange Commission on May 13, 2016.

Proposal 1: Set the Board Size to Seven Directors and Election of Directors.

The proposal setting the size of the Board at seven directors was approved by our shareholders. Proxies were received as follows: 6,079,854 votes for, 30,681 votes against, no votes withheld, and no broker non-votes.

Based on the following votes, the individuals named below were each elected to serve as our directors until our next annual meeting of shareholders:

Name	Votes For	Votes Withheld	Broker Non-Votes
Dr. Anthony F. Holler, M.D.	5,637,282	172,225	301,028
Dr. Joseph D. Keegan, Ph.D.	5,807,822	1,685	301,028
Dr. Barbara R. Kinnaird, Ph.D.	5,807,872	1,635	301,028
Clinton H. Severson	5,807,047	2,460	301,028
Lewis J. Shuster	5,807,822	1,685	301,028
Dr. Peter A. Thompson, M.D.	5,807,054	2,453	301,028
Dr. Jonathan J. Wang, Ph.D.	5,807,054	2,453	301,028

Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm.

The audit committee of the Board approved the appointment of PricewaterhouseCoopers, LLP, or PwC, as the Company’s independent registered accounting firm and the Board’s wish to be authorized to set its remuneration.

Proxies were received as follows: 6,076,504 for, no votes against, 34,031 votes withheld, and no broker non-votes. The appointment of PwC was approved and the Board is authorized to fix its remuneration.

Proposal 3: Approval of Unallocated Options, Rights, and Other Entitlements Under the Amended Options Plan.

The proposal to approve all unallocated options, rights and other entitlements and the ability of the Company to continue granting options under its Amended and Restated 2008 Stock Option Plan until June 13, 2019 were approved.

Proxies were received as follows: 752,715 for, 7,449 votes against, no votes withheld, and 301,028 broker non-votes. 5,059,343 votes by insiders of the Company were not counted for purposes of this proposal.

Proposal 4: Approval of Unallocated Entitlements Under the Restricted Share Unit Plan (“RSU Plan”).

The proposal to approve all unallocated entitlements and the ability of the Company to continue granting Restricted Share Units under its RSU Plan until June 13, 2019 were approved.

Proxies were received as follows: 756,257 for, 3,907 votes against, no votes withheld, and 301,028 broker non-votes. 5,059,343 votes by insiders of the Company were not counted for purposes of this proposal.

Proposal 5: Approval of Unallocated Entitlements Under the Deferred Share Unit Plan (“DSU Plan”).

The proposal to approve all unallocated entitlements and the ability of the Company to continue granting Deferred Share Units under its DSU Plan until June 13, 2019 were approved.

Proxies were received as follows: 756,402 for, 3,762 votes against, no votes withheld, and 301,028 broker non-votes. 5,059,343 votes by insiders of the Company were not counted for purposes of this proposal.

Proposal 6: Approval of Non-Binding Advisory Vote on Executive Compensation.

The proposal to approve an advisory resolution to approve the Company’s executive compensation.

Proxies were received as follows: 5,806,512 for, 2,995 votes against, no votes withheld, and 301,028 broker non-votes.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit Number	Description
99.1	Press release, dated June 13, 2016

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RESPONSE BIOMEDICAL CORP.

By:	/s/William J. Adams
William J. Adams Chief Financial Officer

Date: June 15, 2016

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release dated June 13, 2016